Exhibit 32.2

STATEMENT OF CHIEF FINANCIAL OFFICER OF

WEBMD HEALTH CORP.

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of WebMD Health Corp. (“WebMD”) on Form 10-Q for the period ended March 31, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Blake DeSimone, Executive Vice President and Chief Financial Officer of WebMD, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of WebMD.

Dated: May 9, 2017	/s/ Blake DeSimone
Blake DeSimone
Executive Vice President and Chief Financial Officer

The foregoing certification is being furnished to accompany WebMD’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017 (the “Report”) solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed as part of the Report or as a separate disclosure document and shall not be deemed incorporated by reference into any other filing of WebMD that incorporates the Report by reference. A signed original of this written certification required by Section 906 has been provided to WebMD and will be retained by WebMD and furnished to the Securities and Exchange Commission or its staff upon request.